Exhibit 5.1


                           WEIL, GOTSHAL & MANGES LLP
                         200 CRESCENT COURT, SUITE 300
                                DALLAS, TX 75201
                               (TEL) 214-746-7700
                               (FAX) 214-746-7777


                                  June 16, 2005




Darling International Inc.
251 O'Connor Ridge Boulevard, Suite 300
Irving, Texas 75038


Ladies and Gentlemen:

           We have acted as counsel to Darling International Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "S-8 Registration Statement"), under the Securities Act of 1933, as amended, with respect to the offer and sale by the Company of 6,074,969 shares (the "Registered Shares") of common stock, par value $0.01 per share, of the Company issuable pursuant to the Company's 2004 Omnibus Incentive Plan (the "Plan").

           In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the S-8 Registration Statement, the Plan, the Company's Restated Certificate of Incorporation, as amended, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

           In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

           Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Registered Shares, to be issued and sold by the Company under the Plan pursuant to the S-8 Registration Statement have been duly authorized and, when issued and delivered upon receipt by the Company of consideration constituting lawful consideration under Delaware law in accordance with the Plan, will be validly issued, fully paid and non-assessable.

           The opinion expressed herein is limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

           We hereby consent to the use of this letter as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Weil, Gotshal & Manges LLP